Exhibit 99.1

Investor Contact:

Jacquie Ross

408-863-2917

jross@borland.com

Media Contact:

Celine Allee

408-863-2916

callee@borland.com

BORLAND ANNOUNCES SECOND QUARTER 2003 FINANCIAL RESULTS

Increasing Revenues over Previous Quarter and Previous Year

SCOTTS VALLEY, Calif.—July 24, 2003—Borland Software Corporation (Nasdaq NM: BORL) today announced financial results for its second quarter ended June 30, 2003.

Revenues for the second quarter were $76.3 million, an increase of 28% over $59.7 million reported in the second quarter of 2002, and 3% over $74.4 million reported in the first quarter of 2003.

Including costs associated with the recent acquisitions, GAAP net loss for the second quarter was $5.0 million, or $(0.06) per diluted share, which compares to GAAP net income of $4.7 million, or $0.06 per diluted share, reported in the second quarter of 2002 and a GAAP net loss of $17.7 million, or $(0.22) per diluted share, reported in the first quarter of 2003.

Non-GAAP net income was $3.5 million, or $0.04 per diluted share, which compares to Non-GAAP net income of $6.2 million, or $0.08 per diluted share reported in the second quarter of 2002 and $180,000 or $0.00 per diluted share, reported in the first quarter of 2003. Non-GAAP net income excludes, as applicable, restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and other charges of $8.5 million in the second quarter of 2003, $1.6 million in the second quarter of 2002, and $17.9 million in the first quarter of 2003.

“We are pleased with our solid financial performance in the second quarter, which represented our 13th consecutive quarter of profitability on a Non-GAAP basis, and offers a solid foundation for further achievement,” said Borland’s president and chief executive officer, Dale L. Fuller. “Our application lifecycle management platform gained traction, and we experienced an increase in the number of multi-product deals. Our customers in the quarter included Lockheed Martin, Lucent, Cingular Wireless, Telcordia, McKesson, and eBay. In tough economic climates, customers, more than ever, seek maximum return on investment. Borland’s application lifecycle management platform increases productivity, and delivers better quality applications to market faster.”

“Borland reported a strong cash position and resumed solid growth in operating margins, with the acquisitions behind us,” stated Kenneth R. Hahn, Borland’s senior vice president and chief financial officer. “While customers remain cautious about committing to larger deals, we have continued to focus on improving our business model, increasing profitability, and aligning with the overall economy so that we are well-positioned for growth once the economy improves.”

Business Outlook

Management provided the following financial guidance which reflects typical seasonality and assumes no changes to the economy:

For the quarter ending September 30, 2003, on a GAAP basis:

•	The Company expects that revenues will be flat to slightly down from the second quarter of 2003.

•	Forecast net loss per share should be in the range of $(0.07) to $(0.05).

For the quarter ending September 30, 2003, on a Non-GAAP basis:

•	Forecast earnings per share should be in the range of $0.03 to $0.05.

The following table shows our Non-GAAP anticipated results for the quarter ending September 30, 2003 reconciled to the GAAP anticipated results for the quarter ending September 30, 2003. Our Non-GAAP anticipated results exclude, as applicable, restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and other charges.

	Estimated per Share
	Low	High
	(unaudited)
GAAP net loss	$(0.07)	$(0.05)
Amortization of intangible assets	0.07	0.07
Acquisition-related expenses	0.03	0.03

Non-GAAP net income	$0.03	$0.05

Earnings Conference Call Information

The Borland Software Corporation second quarter teleconference and simultaneous webcast is scheduled to begin at 2:30 p.m., Pacific Time, on Thursday, July 24, 2003. To access the live webcast, please visit: www.corporate-ir.net/ireye/ir_site.zhtml?ticker=BORL&script=2100 at least 30 minutes prior to the call to download any necessary audio or plug-in software. Any financial or statistical information posted on the website in connection with the teleconference can be found at: www.corporate-ir.net/ireye/ir_site.zhtml?ticker=BORL&script=2100. A replay of the webcast will be available approximately two hours after the conference call ends. The replay number for those who prefer to dial-in to the call is (888) 286-8010 or (617) 801-6888, passcode 18865820.

Non-GAAP Financial Measures

Borland believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Borland reports Non-GAAP financial measures of its performance to provide investors with an alternative method for assessing its operating results in a manner that is focused on what it believes to be its core business operations. These measures are not in accordance with, or an alternative for, generally accepted accounting principals (GAAP), and may be materially different from Non-GAAP financial measures used by other companies. Borland’s management reviews these Non-GAAP measures when assessing the performance of its ongoing operations and making determinations as to resource allocation within the organization. In addition, since we have historically reported Non-GAAP results to the investment community, we believe the inclusion of comparative numbers provides consistency in our financial reporting. Borland computes its Non-GAAP financial measure of net income by adjusting GAAP net income to exclude, as applicable, the impact of restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and other charges. Many of these items are recurring from period to period. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure as provided below.

About Borland

Borland Software Corporation (Nasdaq NM: BORL) is a world leader in platform independent software development and deployment solutions that are designed to accelerate the entire application development lifecycle. By connecting managers, testers, designers, developers, and implementers in real time, Borland enables enterprises worldwide to define and sustain their competitive advantage. For more information, visit: http://www.borland.com or the Borland Developer Network at http://bdn.borland.com.

All Borland brand and product names are trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This press release contains “forward-looking statements,” as defined under the Federal Securities Laws, including the Private Securities Litigation Reform Act of 1995. All statements that are not historical are forward-looking. Forward-looking statements contained in this release may relate to, but are not limited to, Borland’s results for the second quarter and six months ended June 30, 2003, and Borland’s near-term and long-term outlook. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: general economic factors, capital market conditions and general industry trends; the ability to successfully integrate acquisitions, costs associated with acquisitions, diversion of management attention from other business concerns due to acquisitions, and undisclosed or unanticipated liabilities and risks resulting from acquired companies; Borland’s ability to sell comprehensive solutions for the application development lifecycle; our ability to manage a relatively new direct sales force and our ability to integrate sales personnel from recent acquisitions; market acceptance of new or enhanced products or services developed, marketed or sold by Borland; the impact that Severe Acute Respiratory Syndrome (SARS) may have on our business and the economy of the countries in which we operate; and any unanticipated impact on economic and financial conditions around the world resulting from geopolitical conflicts. These and other risks may be detailed from time to time in Borland’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its fiscal 2002 Annual Report on Form 10-K and other SEC filings, copies of which may be obtained from http://www.sec.gov/. Borland is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Financial Tables Follow

BORLAND SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Revenues
Licenses and other	$56,622	$50,095	$113,431	$97,763
Services	19,648	9,627	37,209	19,036

Total revenues	76,270	59,722	150,640	116,799
Cost of revenues
Licenses and other	3,012	3,557	6,111	7,077
Services	7,324	5,355	13,923	10,390

Cost of revenues	10,336	8,912	20,034	17,467
Gross profit	65,934	50,810	130,606	99,332
Operating expenses
Research and development	15,457	12,711	33,428	24,660
Selling, general and administrative	46,640	32,102	92,887	63,135
Restructuring, amortization of intangibles and acquisition-related expenses	8,510	1,564	26,382	3,086

Total operating expenses	70,607	46,377	152,697	90,881
Operating income (loss)	(4,673)	4,433	(22,091)	8,451
Interest income, net and other	889	1,700	2,123	3,430

Income (loss) before taxes	(3,784)	6,133	(19,968)	11,881
Provision for income taxes	1,185	1,464	2,693	2,615

Net income (loss)	$(4,969)	$4,669	$(22,661)	$9,266

Income (loss) per share—Basic	$(0.06)	$0.07	$(0.28)	$0.13
Income (loss) per share—Diluted	$(0.06)	$0.06	$(0.28)	$0.12
Shares used in the calculation of basic income (loss) per share	80,547	70,406	79,729	70,224
Shares used in the calculation of diluted income (loss) per share	80,547	74,632	79,729	75,304

BORLAND SOFTWARE CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Revenues
Licenses and other	$56,622	$50,095	$113,431	$97,763
Services	19,648	9,627	37,209	19,036

Total revenues	76,270	59,722	150,640	116,799
Cost of revenues
Licenses and other	3,012	3,557	6,111	7,077
Services	7,324	5,355	13,923	10,390

Cost of revenues	10,336	8,912	20,034	17,467
Gross profit	65,934	50,810	130,606	99,332
Operating expenses
Research and development	15,457	12,711	33,428	24,660
Selling, general and administrative	46,640	32,102	92,887	63,135
Restructuring, amortization of intangibles and acquisition-related expenses (1)	—	—	—	—

Total operating expenses	62,097	44,813	126,315	87,795
Operating income	3,837	5,997	4,291	11,537
Interest income, net and other	889	1,700	2,123	3,430

Income before taxes	4,726	7,697	6,414	14,967
Provision for income taxes (2)	1,185	1,464	2,693	2,615

Net income	$3,541	$6,233	$3,721	$12,352

Income per share—Basic	$0.04	$0.09	$0.05	$0.18
Income per share—Diluted	$0.04	$0.08	$0.05	$0.16
Shares used in the calculation of basic income per share	80,547	70,406	79,729	70,224
Shares used in the calculation of diluted income per share	82,821	74,632	82,404	75,304

(1)

Non-GAAP income for the second quarter and six months ended June 30, 2003 excludes approximately $8.5 million and $26.4 million, respectively, in, as applicable, restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and other charges. Non-GAAP income for the second quarter and six months ended June 30, 2002 excludes approximately $1.6 million and $3.1 million, respectively, in, as applicable, restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and other charges.
(2)	In prior years, we presented the Non-GAAP net income including the tax effect of the Non-GAAP adjustments. In the current year, we have not tax affected the Non-GAAP adjustments as we have a negative effective tax rate on a GAAP basis. Therefore, we have presented Non-GAAP income for the quarter and six months ended June 30, 2003 including the provision for income taxes on a GAAP basis. To provide comparability to the current year presentation, no adjustment was made to the provision for income taxes included in the Non-GAAP income statement in the quarter and six months ended June 30, 2002.

The following table shows our Non-GAAP results reconciled to the GAAP Condensed Consolidated Statements of Income for the quarters and six months ended June 30, 2003 and 2002. Our Non-GAAP results exclude, as applicable, restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and other charges.

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
	(in thousands, except per share data, unaudited)
GAAP net income	$(4,969)	$4,669	$(22,661)	$9,266
Restructuring	(79)	200	5,323	380
Amortization of intangible assets	5,903	218	11,226	414
Acquisition-related expenses	2,686	1,146	5,233	2,292
In-process research and development	—	—	4,600	—

Non-GAAP net income	$3,541	$6,233	$3,721	$12,352
Basic Non-GAAP net income per share	$0.04	$0.09	$0.05	$0.18
Shares used in computing basic net income per share	80,547	70,406	79,729	70,224
Diluted Non-GAAP net income per share	$0.04	$0.08	$0.05	$0.16
Shares used in computing diluted net income per share	82,821	74,632	82,404	75,304

BORLAND SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	June 30, 2003	December 31, 2002
ASSETS
Cash, cash equivalents and short-term investments	$205,400	$296,156
Accounts receivable, net	57,841	47,238
Property held for sale	9,935	9,935
Property and equipment, net	10,434	7,966
Goodwill and acquired intangibles	223,896	45,000
Other assets	43,087	26,831

Total assets	$550,593	$433,126

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deferred revenues	$47,703	$35,619
Other current liabilities	92,920	82,120

Total current liabilities	140,623	117,739
Other long-term liabilities	22,267	9,638
Minority interest	—	5,018
Stockholders’ equity	387,703	300,731

Total liabilities and stockholders’ equity	$550,593	$433,126